SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2005

SYNIVERSE HOLDINGS, INC.

SYNIVERSE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-32432 333-88168	30-0041666 06-1262301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Tampa City Center, Suite 700

Tampa, Florida 33602

Telephone: (813) 273-3000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

On July 28, 2005, Syniverse Holdings, Inc. and Syniverse Technologies, Inc. amended the underwriting agreement that they entered into in connection with the initial public offering of Syniverse Holdings, Inc.’s common stock solely to extend the post-IPO lock-up period until 11:59 PM (Eastern Daylight Time) on August 21, 2005. Syniverse’s directors, officers and stockholders who entered into lock-up agreements in connection with the IPO all agreed to the same extension.

ITEM 2.02. Results of Operations and Financial Condition

Attached as an exhibit hereto is a press release and financial tables dated July 28, 2005 issued by Syniverse Holdings, Inc. The press release sets forth certain financial information of Syniverse Holdings, Inc, the parent company of Syniverse Technologies, Inc. for the quarter ended June 30, 2005.

ITEM 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amendment to Underwriting Agreement dated July 28, 2005.

99.1	Press release issued by Syniverse Holdings, Inc. on July 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Dated: July 28, 2005

SYNIVERSE HOLDINGS, INC.
(Registrant)

/s/ Raymond L. Lawless
Raymond L. Lawless
Chief Financial Officer and Secretary

SYNIVERSE TECHNOLOGIES, INC.
(Registrant)

/s/ Raymond L. Lawless
Raymond L. Lawless
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Amendment to Underwriting Agreement dated July 28, 2005.

99.1*	Press release issued by Syniverse Holdings, Inc. on July 28, 2005.

*	Filed herewith electronically.